UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

NEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas , New York, New York 10036
(Address of principal executive offices, including zip code)
(212) 416-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Class A Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
Class B Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2021, News Corporation (the “Company”) executed an amendment (the “Amendment”) to the Fourth Amended and Restated Rights Agreement (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent.  The Amendment was entered into pursuant to the determination by a Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company, comprising all of the independent directors of the Board, to amend the Rights Agreement to accelerate the expiration of the rights under the Rights Agreement to 11:59 P.M. (New York City time) on September 21, 2021, thereby terminating the Rights Agreement at such time.  The Company’s stockholders are not required to take any action as a result of the expiration of the Rights Agreement.

Also on September 21, 2021, the Company entered into a stockholders agreement (the “Stockholders Agreement”) by and between the Company and the Murdoch Family Trust (the “MFT”). Pursuant to the Stockholders Agreement, the MFT and the Company have agreed not to take actions that would result in the MFT and Murdoch family members, including K. Rupert Murdoch, the Company’s Executive Chairman, and Lachlan K. Murdoch, the Company’s Co-Chairman, together owning more than 44% of the outstanding voting power of the shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Shares”), or would increase the MFT’s voting power by more than 1.75% in any rolling twelve-month period. The MFT would forfeit votes in connection with an annual or special Company stockholders meeting to the extent necessary to ensure that the MFT and the Murdoch family collectively do not exceed 44% of the outstanding voting power of the Class B Shares at such meeting, except where a Murdoch family member votes their own shares differently from the MFT on any matter.

The Stockholders Agreement will terminate upon the MFT’s distribution of all or substantially all of its Class B Shares. The Company will reimburse the MFT for certain fees and expenses (including any governmental filing fees) in connection with the Stockholders Agreement.

The Amendment and the Stockholders Agreement were approved by the Special Committee, with the assistance of independent legal and financial advisors.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Stockholders Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under each of Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2021, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”), which, effective on September 22, 2021, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Company’s Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of News Corporation (the “Series A Junior Participating Preferred Stock”), as filed with the Secretary of State of the State of Delaware on June 28, 2013. The 2,250,000 shares of preferred stock previously designated as Series A Junior Participating Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.  No shares of the Series A Junior Participating Preferred Stock were issued and outstanding at the time of filing the Certificate of Elimination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On September 22, 2021, the Company issued a press release announcing that the Board approved a $1 billion stock repurchase program (the “Repurchase Program”) for the Company’s Class A common stock, par value $0.01 per share (“Class A Shares”) and the Class B Shares. The Repurchase Program replaces the Company’s $500 million Class A common stock repurchase program approved by the Board in May 2013. The manner, timing, number and share price of the repurchases will be determined by the Company at its discretion and will depend upon such factors as the market price of the stock, general market conditions, applicable securities laws, alternative investment opportunities and other factors. The stock repurchase program has no time limit and may be modified, suspended or discontinued at any time.

The inclusion of Class B Shares in the Repurchase Program was approved by the Special Committee, with the assistance of independent legal and financial advisors.

A copy of the Company’s press release announcing the Repurchase Program, the termination of the Rights Agreement and the entry into the Stockholders Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock of News Corporation.
4.1	Amendment No. 1 to the Fourth Amended and Restated Rights Agreement, dated as of September 21, 2021, between News Corporation and Computershare Trust Company, N.A., as Rights Agent.
10.1	Stockholders Agreement, dated as of September 21, 2021, by and between News Corporation and the Murdoch Family Trust.
99.1	Press release issued by News Corporation, dated September 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

	By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: September 22, 2021